Exhibit 10.3

GUARANTY

THIS GUARANTY ("Guaranty"), dated as of April 3, 2026, is made by Infinitus Pay Inc., a Colorado corporation (the "Guarantor"), in favor of Lendspark Corporation, a California corporation (the "First Lender") and Manetto Hill Fund Series I, LLC, a Delaware limited liability company (the “Second Lender”, and collectively with the First Lender, the “Lenders”). The Guarantor and Lenders are collectively referred to herein as the “Parties”.

W I T N E S S E T H:

WHEREAS, AppTech Payments Corp., a Delaware corporation (the “Borrower”) and the First Lender are the parties to that certain securities purchase agreement dated on or around April 3, 2026, as the same may be amended, replaced, renewed, extended or otherwise modified from time to time (the “First Purchase Agreement”, a copy of which is attached hereto as Exhibit “A”), and promissory note in the original principal amount of $500,000.00 dated on or around April 3, 2026, as the same may be amended, replaced, renewed, extended or otherwise modified from time to time (the “First Note”, a copy of which is attached hereto as Exhibit “B”); and

WHEREAS, the Borrower and the Second Lender are the parties to that certain securities purchase agreement dated on or around April 3, 2026, as the same may be amended, replaced, renewed, extended or otherwise modified from time to time (the “Second Purchase Agreement”, a copy of which is attached hereto as Exhibit “C”, and collectively with the First Purchase Agreement, the “Purchase Agreements”), and promissory note in the original principal amount of $500,000.00 dated on or around April 3, 2026, as the same may be amended, replaced, renewed, extended or otherwise modified from time to time (the “Second Note”, a copy of which is attached hereto as Exhibit “D”, and collectively with the First Note, the “Notes”); and

WHEREAS, as a condition to funding the purchase price under the Purchase Agreements for the Notes, Lenders have required that Guarantor execute and deliver this Guaranty. Guarantor is willing to execute and deliver this Guaranty for the express and intended purpose of inducing Lenders to fund the purchase price under the Purchase Agreements for the Notes.

WHEREAS, Guarantor acknowledges that it expects to benefit from Lenders’ funding of the purchase price under the Purchase Agreements for the Notes, because of Guarantor's relationship with

Borrower and that it is executing this Guaranty in consideration of that anticipated benefit.

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NOW, THEREFORE, in order to induce the Lenders to fund the purchase price under the Purchase Agreements for the Notes to the Borrower, and in consideration thereof, the foregoing recitals, as well as mutual covenants contained herein, the Parties hereby agrees as follows:

1. Guaranty; Grant of Security Interest. Guarantor hereby absolutely and unconditionally guarantees to Lenders and its successors and assigns the payment of the entire principal balance of the Notes, all accrued interest thereon, all penalties therein, and all costs and expenses incurred by Lenders, including without limitation, the costs and expenses of Lender's’ outside counsel, in connection with the enforcement of Borrower's obligations under the Notes, as and when the same shall be due and payable (collectively, the “Obligations”), if an Event of Default (as defined in the Notes) occurs under any of the Notes (each a “Default Event”). Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable to Lenders for the Obligations as a primary obligor and that it shall fully perform each and every term and provision hereof.

The Guarantor hereby grants, pledges and collaterally assigns to the Lenders a security interest in all of the Guarantor’s right, title and interest in all of the Pledged Collateral (as defined below), now owned or at any time hereafter acquired by the Guarantor or in which the Guarantor now has or at any time in the future may acquire any right, title or interest, and wherever located or deemed located as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations. To this end, the Guarantor hereby pledges with, hypothecates, transfers and assigns to the Lenders all of the Pledged Collateral, which shall be defined as:

(i) All capital stock and equity securities and all general intangibles relating to the ownership of such capital stock and equity securities of the Borrower now or at any time or times hereafter owned by Guarantor, including but not limited to all of such equity securities (and general intangibles related thereto) of Borrower, as well as all indebtedness and promissory notes owed by the Borrower to the Guarantor (collectively, the “Pledged Interests”); and

(ii) All warrants, options and other rights to acquire, and rights in and to, the capital stock or other equity securities of the Borrower now or at any time or times hereafter owned by Guarantor with respect to the Pledged Interests (collectively, the “Rights”); and

(iii) All other property now or at any time or times hereafter received, receivable or otherwise distributed in respect of or in exchange or substitution for any or all of the Pledged Interests and/or the Rights, and all of Guarantor’s rights thereto, including, without limitation, any shares and other securities into which such Pledged Interests may be convertible or exchangeable and any dividends or other distributions in connection therewith (collectively, the “Derivatives”, and together with the Pledged Interests and Rights, the “Pledged Securities”); and

(iv) All accounts, chattel paper, contracts, contract rights, accounts receivable, tax refunds, note receivable, documents, other choses in action and general intangibles, including, but not limited to, proceeds of inventory and returned goods and proceeds from the sale of goods and services, and all rights, liens, securities, guaranties, remedies and privileges related thereto, including the right of stoppage in transit and rights and property of any kind forming the subject matter of any of the foregoing; and

(v) All assets of any type or description that may at any time be assigned or delivered to or come into possession of Guarantor for any purpose or as to which Guarantor may have any right, title, interest or power, and property in the possession or custody of or in transit to anyone for the account of Guarantor, as well as all proceeds and products thereof and accessions and annexations thereto; and

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(vi) All goods, including, without limitation, (A) all machinery, equipment, computers, motor vehicles, trucks, tanks, boats, ships, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with any Guarantor’s businesses and all improvements thereto; and (B) all inventory; and

(vii) All contract rights and other general intangibles, including, without limitation, Intellectual Property (as defined herein), all partnership interests, membership interests, stock or other securities (including but not limited to agreements related to the Pledged Interests), licenses, distribution and other agreements, computer software (whether “off-the-shelf”, licensed from any third party or developed by the Guarantor), computer software development rights, leases, franchises, customer lists, quality control procedures, grants and rights, goodwill, Intellectual Property, income tax refunds, and employee retention tax credits; and

(viii) All accounts, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each account, including any right of stoppage in transit; and

(ix) All documents, letter-of-credit rights, instruments, chattel paper, commercial tort claims (including but not limited to any such claims that arise in connection with any existing or future claims of breaches of loyalty, good faith, care, or obedience against any past, present, or future officers or directors of the Guarantor; and

(x) All deposit accounts and all cash (whether or not deposited in such deposit accounts); and

(xi) All investment property, supporting obligations, files, records, books of account, business papers, and computer programs

(xii) (xiii) All products and proceeds of all of the foregoing set forth in clauses (i) through (xi) above. “Intellectual Property” means the collective reference to all rights, priorities and privileges relating to the intellectual property of the Guarantor, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation: (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office; (ii) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof, and all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof; (iii) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, service marks, logos, domain names, business listings and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common law rights related thereto; (iv) all trade secrets arising under the laws of the United States, any other country or any political subdivision thereof; (v) all rights to obtain any reissues, renewals or extensions of the foregoing; (vi) all licenses for any of the foregoing; and (vii) all causes of action for infringement of the foregoing.

Any Pledged Collateral consisting of any securities held or received by the Guarantor as of, on, or after the date hereof shall be immediately delivered to the Lenders together with any executed stock powers or other transfer documents requested by the Lenders, which request may be made at any time prior to the date when the Obligations shall have been paid and otherwise satisfied in full.

Guarantor agrees to execute and deliver to Lenders (i) assignments separate from certificate, undated and appropriately endorsed in blank, with respect to any certificated Pledged Interests and any warrants or options for the purchase of capital stock or other equity securities of issuer included in the Rights and (ii) such other documents of transfer as Lenders may from time to time reasonably request to enable Lenders to transfer the Pledged Collateral into its name or the name of its nominee.

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The Guarantor shall (and is hereby authorized to) file with the applicable filing office(s) such financing statements, amendments, addenda, continuations, terminations, assignments and other records (whether or not executed by Guarantor) to perfect and to maintain perfected security interests in the Pledged Collateral by the Lenders, including but not limited to promptly upon the execution of this Guaranty, a Financing Statement on Form UCC-1 shall be filed with all applicable jurisdictions on behalf of the Lenders with respect to the Pledged Collateral. The financing statement shall designate the Lenders as a secured party and Guarantor as the guarantor, shall identify the security interest in the Pledged Collateral, and contain any other items required by law. In addition to the foregoing, Guarantor hereby irrevocably authorizes Lenders at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Pledged Collateral (i) as all assets of Guarantor or words of similar effect, regardless of whether any particular asset comprised in the Pledged Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the respective state or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail; and (b) provide any other information required by part 5 of Article 9 of the Uniform Commercial Code of the respective state, or such other jurisdiction, for the sufficiency or filing office acceptance of any financing statement or amendment. The Guarantor agrees to furnish any such information to the Lenders promptly upon request from any of the Lenders.

2. Guaranty Absolute; Unsecured Recourse Obligations.

(a) The Guarantor guarantees that the Obligations will be paid and performed strictly in accordance with the terms of the Notes, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lenders with respect thereto. The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

(i)	any lack of validity or enforceability of the Notes;

(ii)	any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the Notes, including, without limitation, changes in the terms of disbursement of the proceeds or repayment thereof, modifications, extensions (including extensions beyond and after the original term) or renewals of payment dates, changes in interest rate or the advancement of additional funds by the Lenders in its discretion;

(iii)	any exchange, release or non perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations; or

(iv)	any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower in respect of the Obligations or the Guarantor in respect of this Guaranty.

(b) Notwithstanding any termination of this Guaranty or the cancellation of the Notes or any other agreement evidencing the Obligations, if at any time any payment of any of the Obligations (from any source) is rescinded, repaid or must otherwise be returned by any of the Lenders (i) due to or upon the insolvency, bankruptcy or reorganization of the Borrower or the Guarantor, or (ii) for any other circumstance, this Guaranty shall continue to be effective or be reinstated, as the case may be, all as though such payment had not been made.

3. Subrogation. As a material inducement to Lenders’ agreement to fund the purchase price under Purchase Agreements for the Notes and in view of the fact that Guarantor could be considered an "insider" as defined in Section 101 of the United States Bankruptcy Code, Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against Borrower that arises from the existence or performance of Guarantor's obligations under this Guaranty or any of the Notes, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of Lenders against Borrower or any collateral security which Lenders now have or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including, without limitation, the right to take or receive from Borrower, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights. An agreement between Guarantor and Borrower which is in any respect contrary to the foregoing shall be null and void and of no force or effect. If any amount shall be paid to Guarantor in violation of the preceding sentences and the Obligations shall not have been fully paid or performed, such amount shall be deemed to have been paid to Guarantor for the benefit of, and held in trust for the benefit of, Lenders, and shall forthwith be paid to Lenders to be credited and applied upon the Obligations, whether matured or un-matured, in accordance with the terms of the Notes.

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4. Guaranty Independent; Waivers.

(a) The Guarantor agrees that:

(i)	The Obligations hereunder are independent of and in addition to the undertakings of the Borrower pursuant to the Notes, any evidence of indebtedness issued in connection therewith, any deed of trust or security agreement given to secure the same, any other guaranties given in connection with the Notes and any other obligations of the Guarantor to the Lenders,

(ii)	A separate action may be brought to enforce the provisions hereof whether the Borrower is a party in any such action or not,

(iii)	The Lenders may at any time, or from time to time to the extent that such is permited by the terms of the Notes, in its sole discretion (A) extend or change the time of payment and/or performance and/or the manner, place or terms of payment and/or performance of all or any of the Obligations; (B) exchange, release and/or surrender all or any of the collateral security, or any part thereof, by whomsoever deposited, which is now or may hereafter be held by the Lenders in connection with all or any of the Obligations; (C) sell and/or purchase all or any such collateral at public or private sale, or at any broker's board, in the manner permitted by law and after giving any notice which may be required, and after deducting all costs and expenses of every kind for collection, sale or delivery, the net proceeds of any such sale may be applied by the Lenders upon all or any of the Obligations; and (D) settle or compromise with the Borrower, and/or any other person liable thereon, any and all of the Obligations, and/or subordinate the payment of same, or any part thereof, to the payment of any other debts or claims, which may at any time be due or owing to the Lenders and/or any other person or corporation, and

(iv)	The Lenders shall be under no obligation to marshal any assets in favor of the Guarantor or in payment of any or all of the Obligations.

(b) The Guarantor hereby waives:

(i)	Presentment, demand, protest, notice of acceptance, notice of dishonor, notice of nonperformance and any other notice with respect to any of the Obligations and this Guaranty, and promptness in commencing suit against any party thereto or liable thereon, and/or in giving any notice to or making any claim or demand hereunder upon the Guarantor;

(ii)	any right to require the Lenders to (A) proceed against the Borrower, (B) proceed against or exhaust any security held from the Borrower, or (C) pursue any remedy in the Lenders’ power whatsoever;

(iii)	any defense arising by reason of any disability or other defense of the Borrower or by reason of the cessation from any cause whatsoever of the liability of the Borrower other than full payment of the Obligations;

(iv)	any defense it may acquire by reason of the Lenders’ election of any remedy against it or the Borrower or both, including, without limitation, election by the Lenders to exercise its rights under the the Notes;

Without limitation on the generality of the foregoing, if applicable, Guarantor waives (i) all rights and defenses arising out of an election of remedies by the Lendors, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the guarantor's rights of subrogation and reimbursement against the principal by the operation of law or otherwise, and (ii) all rights and defenses that the Guarantor may have because Borrower's debt to Lenders is secured by the Pledged Collateral.

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5. Does Not Supersede Other Guaranties. The obligations of the Guarantor hereunder shall be in addition to any obligations of the Guarantor under any other guaranties, and this Guaranty shall not affect or invalidate any such other guaranties. The liability of the Guarantor to the Lenders shall at all times be deemed to be the aggregate liability of the Guarantor under the terms of this Guaranty.

6. Representations And Warranties. The Guarantor hereby represents and warrants as follows:

(a) Validity of Guaranty.

(i)	The execution, delivery and performance by the Guarantor of this Guaranty (A) has received all necessary governmental approvals, and (B) will not violate any provision of law, any order of any court or agency of government, or any indenture, agreement or any other instrument to which the Guarantor is a party, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of its property or assets.

(ii)	This Guaranty, when delivered to the Lenders, will constitute a legal, valid and binding obligation enforceable against the Guarantor in accordance with its terms.

(b) Financial Statements.

(i)	All financial statements and data that have been given to the Lenders by the Guarantor with respect to the Guarantor, (A) are complete and correct in all material respects as of the date given; and (B) accurately present the financial condition of the Guarantor on each date as of which the same have been furnished.

(ii)	There has been no adverse change in the financial condition or operations of the Guarantor since the date of the most recent financial statement given to the Lenders with respect to the Guarantor.

(c) Other Arrangements. The Guarantor is not a party to any agreement or instrument materially and adversely affecting the Guarantor's present or proposed business, properties or assets, or operations or conditions (whether financial or otherwise); and the Guarantor is not in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions set forth in any agreement or instrument to which the Guarantor is a party.

(d) Litigation. There is not now pending against or affecting the Guarantor, nor to the knowledge of the Guarantor is there threatened, any action, suit or proceeding at law or in equity or by or before any administrative agency that, if adversely determined, would materially impair or affect the financial condition or operations of the Guarantor.

(e) Taxes. The Guarantor has filed all national, state, provincial, county, municipal and other income tax returns required to have been filed by the Guarantor and has paid all taxes that have become due pursuant to such returns or pursuant to any assessments received by the Guarantor, and the Guarantor does not know of any basis for any material additional assessment against it in respect of such taxes.

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7. Affirmative Covenants. The Guarantor covenants and agrees that, so long as any part of the Notes shall remain unpaid, the Guarantor will, unless the Lenders shall otherwise consent in writing:

(a) Taxes Affecting the Guarantor. File all tax returns required to be filed by it under the laws of any jurisdiction in which Guarantor does business or is otherwise required to file tax returns and pay before the same become delinquent all taxes that become due pursuant to such returns or pursuant to any assessments received by it.

(b) Compliance with Law. Promptly and faithfully comply in all material respects with all laws, ordinances, rules, regulations and requirements, both present and future, of every duly constituted governmental authority or agency having jurisdiction that may be applicable to it.

(c) Litigation or Adverse Conditions. Promptly notify Lenders in writing of any litigation, action, suit or proceeding at law or in equity or by or before any administrative agency, or any other adverse condition, affecting Guarantor.

8. Amendments. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Guarantor shall in any case entitle it to any other or further notice or demand in similar or other circumstances.

9. Notices. All notices that may be required or otherwise provided for or contemplated under the terms of this Guaranty for any party to serve upon or give to any other shall, whether or not so stated, be in writing, and if not so in writing shall not be deemed to have been given, and be either (i) personally served, or (ii) sent by a nationally recognized commercial overnight service that provides a receipt, (iii) sent with return receipt requested by registered or certified mail with postage (including registration or certification charges) prepaid in a securely enclosed and sealed envelope, sent to the following addresses, or (iv) via electronic mail:

(a) If to the Guarantor, addressed to:

Infinitus Pay Inc.

6635 S Dayton St., Ste 310, PMB 236
Greenwood Village, CO 80111

e-mail: Tderosa@apptechcorp.com

(b) If to the Lenders, addressed to:

Lendspark Corporation

5451 Avenida Encinitas, Suite B

Carlsbad, CA 92008

e-mail: Dave@Lendspark.com

Manetto Hill Fund Series I, LLC
353 Lexington Avenue, Suite 1501
New York, NY 10016

e-mail: brian@manetto.com

Such addresses may be changed from time to time by written notice to the other parties given in the same manner.

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10. No Waiver; Remedies. No failure on the part of the Lenders to exercise and no delay in exercising any right or remedy hereunder shall operate as a waiver thereof; nor shall the Lenders be estopped to exercise any such right or remedy at any future time because of any such failure or delay; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

11. Continuing Guaranty; Transfer of Notes. This Guaranty is a continuing guaranty and shall remain in full force and effect until payment and performance in full of the Notes, Obligations, and all other amounts payable under this Guaranty. The Lenders may assign or otherwise transfer the Notes to any person, corporation, firm, partnership, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity (collectively, a "Person"), pursuant to the provisions of the Notes, and such other Person shall thereupon become vested with all the rights in respect thereof granted to the Lenders herein or otherwise.

12. Subordination. Any indebtedness of the Borrower now or hereafter held by the Guarantor is hereby subordinated to the indebtedness of the Borrower to the Lenders, and such indebtedness of the Borrower to the Guarantor shall, if the Lenders so request, be collected, enforced and received by the Guarantor as trustee for the Lenders and be paid over to the Lenders on account of the indebtedness of the Borrower to the Lender, but without reducing or limiting in any manner the liability of the Guarantor under the other provisions of this Guaranty. Any indebtedness of the Guarantor now or hereafter issued by Guarantor to any party shall expressly be subordinated to the Notes (in priority of payment and performance), provided, however, that the Notes shall be pari passu with (in priority of payment and performance) the Manetto Notes. The “Manetto Notes” shall mean an aggregate amount of up to $3,500,000 in indebtedness of the Borrower issued to Second Lender or Second Lender’s Affiliates (as defined in the Notes), at any time on or after the Issue Date. Notwithstanding anything in this Guaranty to the contrary, the First Lender hereby irrevocably gives written consent to Guarantor and Second Lender to amend this Guaranty from time to time for the sole purpose of including the Manetto Notes as part of the Obligations under this Guaranty, without the need to obtain First Lender’s signature on such amendment.

13. No Duty. The Guarantor assumes the responsibility for keeping informed of the financial condition of the Borrower and of all other circumstances bearing upon the risk of nonpayment of the Obligations, and agrees that the Lenders shall have no duty to advise the Guarantor of any information known to the Lenders regarding any such financial condition or circumstances.

14. Waiver of Right To Trial By Jury. The Guarantor hereby waives any right to trial by jury with Person, relating to (A) the Notes and/or any understandings or prior dealings between the parties hereto, or (B) this Guaranty, to which the Lenders are a party. The Guarantor hereby respect to any action or proceeding (i) brought by the Guarantor, the Borrower, the Lenders or any other agrees that this Guaranty constitutes a written consent to waiver of trial by jury, and the Guarantor does hereby constitute and appoint the Lenders its true and lawful attorney-in-fact, which appointment is coupled with an interest, and the Guarantor does hereby authorize and empower the Lenders, in the name, place and stead of the Guarantor, to file this Guaranty with the clerk or judge of any court of competent jurisdiction as a statutory written consent to waiver of trial by jury.

15. Bankruptcy of Borrower. Notwithstanding any modification, discharge or extension of the Obligations or any amendment, modification, stay or cure of the Lenders’ rights which may occur in any bankruptcy or reorganization case or proceeding concerning the Borrower, whether permanent or temporary, and whether assented to by the Lenders, the Guarantor hereby agrees that it shall be obligated hereunder to pay and perform the Obligations and discharge its other obligations in accordance with the terms of the Obligations and the terms of this Guaranty in effect on the date hereof. The Guarantor understands and acknowledges that by virtue of this Guaranty, it has specifically assumed any and all risks of a bankruptcy or reorganization case or proceeding with respect to the Borrower. As an example and not in any way of limitation, a subsequent modification of the Obligations in any reorganization case concerning the Borrower shall not affect the obligation of the Guarantor to pay and perform the Obligations in accordance with their original terms.

16. Entire Agreement. This Guaranty is intended as a final expression of this agreement of guaranty and is intended also as a complete and exclusive statement of the terms of this agreement. No course of prior dealings between the Guarantor and Lenders, no usage of the trade, and no parol or extrinsic evidence of any nature, shall be used or be relevant to supplement, explain, contradict or modify the terms and/or provisions of this Guaranty.

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17. Governing Law; Venue; Arbitration. The Guarantor and Lenders shall submit all Claims (as defined in Exhibit C of the Purchase Agreements) (the “Claims”) arising under this Guaranty or any other agreement between the parties and their affiliates or any Claim relating to the relationship of the parties to binding arbitration pursuant to the arbitration provisions set forth in Exhibit C of the Purchase Agreements (the “Arbitration Provisions”). The Guarantor and Lenders hereby acknowledge and agree that the Arbitration Provisions are unconditionally binding on the Guarantor and Lenders hereto and are severable from all other provisions of this Guaranty. By executing this Guaranty, Guarantor represents, warrants and covenants that Guarantor has reviewed the Arbitration Provisions carefully, consulted with legal counsel about such provisions (or waived its right to do so), understands that the Arbitration Provisions are intended to allow for the expeditious and efficient resolution of any dispute hereunder, agrees to the terms and limitations set forth in the Arbitration Provisions, and that Guarantor will not take a position contrary to the foregoing representations. Guarantor acknowledges and agrees that Lenders may rely upon the foregoing representations and covenants of Guarantor regarding the Arbitration Provisions. This Guaranty shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Guaranty shall be governed by, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. The Guarantor and Lenders consent to and expressly agree that the exclusive venue for arbitration of any Claims arising under this Guaranty or any other agreement between the Guarantor and Lenders or their respective affiliates (including but not limited to the Transaction Documents (as defined in the Purchase Agreements)) or any Claim relating to the relationship of the Guarantor and Lenders or their respective affiliates shall be in San Diego County, State of California. Without modifying the Guarantor’s and Lender's’ obligations to resolve disputes hereunder pursuant to the Arbitration Provisions, for any litigation arising in connection with any of the Transaction Documents or otherwise related to Lenders in any way (specifically including, without limitation, any action where Guarantor seeks to obtain an injunction, temporary restraining order, or otherwise prohibit any action of the Lenders for any reason), each party hereto hereby (i) consents to and expressly submits to the exclusive personal jurisdiction of any state or federal court sitting in San Diego County, State of California, (ii) expressly submits to the exclusive venue of any such court for the purposes hereof, (iii) agrees to not bring any such action (specifically including, without limitation, any action where Guarantor seeks to obtain an injunction, temporary restraining order, or otherwise prohibit any action of the Lenders for any reason) outside of any state or federal court sitting in San Diego County, State of California, and (iv) waives any claim of improper venue and any claim or objection that such courts are an inconvenient forum or any other claim, defense or objection to the bringing of any such proceeding in such jurisdiction or to any claim that such venue of the suit, action or proceeding is improper. Notwithstanding anything in the foregoing to the contrary, nothing herein shall limit, or shall be deemed or construed to limit, the ability of the Lenders to realize on any collateral or any other security, or to enforce a judgment or other court ruling in favor of the Lenders, including through a legal action in any court of competent jurisdiction. The Guarantor hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any objection to jurisdiction and venue of any action instituted hereunder, any claim that it is not personally subject to the jurisdiction of any such court, and any claim that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper (including but not limited to based upon forum non conveniens). THE GUARANTOR HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS GUARANTY OR ANY TRANSACTIONS CONTEMPLATED HEREBY. The Guarantor irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Guarantor or any other agreement, certificate, instrument or document contemplated hereby or thereby by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to Guarantor at the address in effect for notices to it under this Guarantor and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The prevailing party in any action or dispute brought in connection with this Guarantor or any other agreement, certificate, instrument or document contemplated hereby or thereby shall be entitled to recover from the other party its reasonable attorney’s fees and costs. If any provision of this Guarantor shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Guarantor in that jurisdiction or the validity or enforceability of any provision of this Guarantor in any other jurisdiction.

18. Attorney Fees. If either party hereto fails to perform any of its obligations under this Guaranty or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Guaranty, then the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorney fees and disbursements. Any such attorney fees and other expenses incurred by either party in enforcing a judgment in its favor under this Guaranty shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorney fees obligation is intended to be severable from the other provisions of this Guaranty and to survive and not be merged into any such judgment.

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19. Miscellaneous.

(a) This Guaranty is made for the sole protection and benefit of Lenders and its successors and assigns, and no other person shall have any right of action hereon.

(b) If any term, provision, covenant or condition hereof or any application thereof should be held by a court of competent jurisdiction to be invalid, void or unenforceable, all provisions, covenants and conditions hereof, and all applications thereof not held invalid, void or unenforceable, shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby.

(c) This Guaranty may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of such counterparts taken together shall constitute but one and the same instrument.

(d) Section headings in this Guaranty are included for convenience of reference only and do not constitute a part of this Guaranty for any other purpose.

(e) All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Paragraph 6(b) above.

(f) Until the Notes are repaid in its entirety, Guarantor shall not enforce Guarantor’s rights to any default under any loan made by Guarantor to the Borrower.

(g) Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Guaranty and the consummation of the transactions contemplated hereby.

(h) Collateral Agent.

(a)	Notwithstanding anything to the contrary in this Guaranty, the Lenders hereby irrevocably appoint Second Lender as the collateral agent (the “Collateral Agent”) under this Guaranty and authorize the Collateral Agent to take any action that Lenders are permitted to take pursuant to the provisions of this Guaranty for the benefit of Lenders. Guarantor and Lenders hereby authorize the Collateral Agent to file one or more financing statements under the UCC, with respect to the Pledged Collateral, with the proper filing and recording agencies in any jurisdiction deemed proper by it. Guarantor agrees that at any time and from time to time, at the expense of the Guarantor, it will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), which may be required under any applicable law, or which the Collateral Agent may reasonably request, in order: (i) to grant, preserve, protect and perfect the validity and priority of the Lenders’ security interest in the Pledged Collateral created or intended to be created under this Guaranty; or (ii) to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral. Guarantor shall permit the Collateral Agent and its representatives and agents to inspect the Pledged Collateral during normal business hours and upon reasonable prior notice, and to make copies of records pertaining to the Pledged Collateral as may be reasonably requested by the Collateral Agent from time to time. Guarantor hereby agrees to comply with any and all orders and instructions of Collateral Agent regarding the Pledged Collateral consistent with the terms of this Guaranty without the further consent of any Lenders as contemplated by Section 8-106 (or any successor Section) of the UCC. Further, Guarantor agrees that it shall not enter into a similar agreement (or one that would confer “control” within the meaning of Article 8 of the UCC) with any other Person or entity except the Collateral Agent pursuant to this Guaranty.

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(b)	Upon the occurrence of any Default Event and at any time thereafter, and in addition to all other rights of the Lenders under this Guaranty, the Lenders, acting through the Collateral Agent, shall have the right to exercise all of the remedies conferred under this Guaranty. The Collateral Agent shall have the right to take possession of the Pledged Collateral and, for that purpose, enter, with the aid and assistance of any Person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, and Guarantor shall assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at Guarantor’s premises or elsewhere, and make available to the Collateral Agent, without rent, all of Guarantor’s respective premises and facilities for the purpose of the Collateral Agent taking possession of, removing or putting the Pledged Collateral in saleable or disposable form. The Collateral Agent shall have the right to operate the business of Guarantor using the Pledged Collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Pledged Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Collateral Agent may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to Guarantor or right of redemption of Guarantor, which are hereby expressly waived.

(c)	The Collateral Agent shall comply with any applicable law in connection with a disposition of Pledged Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Pledged Collateral. The Collateral Agent may sell the Pledged Collateral without giving any warranties and may specifically disclaim such warranties. If the Collateral Agent sells any of the Pledged Collateral on credit, the Guarantor will only be credited with payments actually made by the purchaser. In addition, Guarantor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Collateral Agent’s rights and remedies hereunder, including, without limitation, its right following any Defaul Event to take immediate possession of the Pledged Collateral and to exercise its rights and remedies with respect thereto, including but not limited to the sale or disposition of such Pledged Collateral.

(d)	All proceeds received by the Collateral Agent under this Guaranty from the sale, lease, or other disposition of the Pledged Collateral hereunder or from payments made on account of any insurance policy insuring any portion of the Pledged Collateral shall first be paid to the expenses of retaking, holding, storing, preserving, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Pledged Collateral, second to the reasonable attorneys’ fees and reasonable expenses (including but not limited to the use of experts) incurred by the Collateral Agent in enforcing the Lenders’ rights hereunder in connection with the Pledged Collateral, third to the Lenders on a pro rata basis based upon the then outstanding amount of the Obligations until all of the Obligations are repaid in the entirety, fourth to the payment of any other amounts required by applicable law, and fifth any surplus proceeds thereafter to the Guarantor.

(e)	If, upon the sale, license or other disposition of the Pledged Collateral, the proceeds thereof are insufficient to pay all amounts to which the Lenders are legally entitled under this Guaranty, the Guarantor will be liable, jointly and severally, for the deficiency, together with interest thereon, at the rate of 15% per annum or the lesser amount permitted by applicable law, and the reasonable fees and expenses of any attorneys employed by the Lenders to collect such deficiency. To the extent permitted by applicable law, Guarantor waives all claims, damages and demands against the Lenders and Collaeral Agent arising out of the repossession, removal, retention or sale of the Pledged Collateral, unless due solely to the gross negligence or willful misconduct of the Lenders or Collateral Agent as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction.

(f)	Guarantor recognizes that Collateral Agent may be limited in its ability to effect a sale to the public of all or part of the Pledged Securities by reason of certain prohibitions in the Securities Act of 1933, as amended, or other federal or state securities laws (collectively, the “Securities Laws”), and may be compelled to resort to one or more sales to a restricted group of purchasers who may be required to agree to acquire the Pledged Securities for their own account, for investment and not with a view to the distribution or resale thereof. Guarantor agrees that sales so made may be at prices and on terms less favorable than if the Pledged Securities were sold to the public, and that Collateral Agent has no obligation to delay the sale of any Pledged Securities for the period of time necessary to register the Pledged Securities for sale to the public under the Securities Laws. Guarantor shall cooperate with Collateral Agent in its attempt to satisfy any requirements under the Securities Laws applicable to the sale of the Pledged Securities by Collateral Agent.

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(g)	Guarantor authorizes the Collateral Agent, and does hereby make, constitute and appoint the Collateral Agent and its officers, Collateral Agents, successors or assigns with full power of substitution, as Guarantor’s true and lawful attorney-in-fact, with power, in the name of the Collateral Agent or Guarantor, to, after the occurrence of a Default Event: (i) endorse any note, checks, drafts, money orders or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Pledged Collateral that may come into possession of the Collateral Agent; (ii) to sign and endorse any financing statement pursuant to the UCC or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to the Pledged Collateral; (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Pledged Collateral; (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Pledged Collateral; (v) to transfer any Intellectual Property or provide licenses respecting any Intellectual Property; and (vi) generally, at the option of the Collateral Agent, and at the expense of the Guarantor, at any time, or from time to time, to execute and deliver any and all documents and instruments and to do all acts and things which the Collateral Agent deems necessary to protect, preserve and realize upon the Pledged Collateral and the Pledged Collateral granted therein in order to effect the intent of this Guaranty as fully and effectually as the Guarantor might or could do; and Guarantor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Guaranty and thereafter as long as any of the Obligations shall be outstanding.

(h)	Guarantor hereby irrevocably appoints the Collateral Agent as Guarantor’s attorney-in-fact, with full authority in the place and instead of Guarantor and in the name of Guarantor, from time to time in the Collateral Agent’s discretion, to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Guarantor, including the filing, in its sole discretion, of one or more financing or continuation statements and amendments thereto, relative to any of the Pledged Collateral without the signature of Guarantor where permitted by law, which financing statements may (but need not) describe the Pledged Collateral as ‘all assets’, ‘all assets now owned or hereafter acquired’ or ‘all personal property’ or words of like import, and ratifies all such actions taken by the Collateral Agent. Guarantor hereby also authorizes the Collateral Agent, at any time and from time to time, to file continuation statements with respect to previously filed financing statements. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Guarantor and thereafter as long as any of the Obligations shall be outstanding.

(i)	In the event that the Second Lender is dissolved, defunct, or legally incapacitated, the First Lender shall automatically and immediately become the Collateral Agent under this Guaranty without any further action by any party. In the event that the Second Lender materially breaches its duties and obligations as Collateral Agent under this Guaranty, and fails to reasonably cure such breach within seven (7) business days after written notice to Second Lender from First Lender, then First Lender shall automatically and immediately become the Collateral Agent under this Guaranty without any further action by any party. In addition, the Lenders may, in writing signed by the Lenders, collectively appoint any other party to act as Collateral Agent hereunder.

[Signature page to follow]

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IN Witness whereof, the undersigned has duly executed and delivered this Guaranty as of the date first above written.

GUARANTOR:

INFINITUS PAY, INC.

By: APPTECH PAYMENTS CORP.

a Delaware corporation

By:/s/ Thomas DeRose

Name:Thomas DeRose

Title:Chief Executive Officer

LENDERS:

LENDSPARK CORPORATION

By: /s/ David Clark

Name:David Clark

Title:Member

MANETTO HILL FUND SERIES I, LLC

By:/s/ Brian Freifield

Name:Brian Freifield

Title:President

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EXHIBIT A

(see attached)

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EXHIBIT B

(see attached)

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EXHIBIT C

(see attached)

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EXHIBIT D

(see attached)

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